                                                         EXECUTION COUNTERPART
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                 MULTICURRENCY
                               CREDIT AGREEMENT


                         dated as of DECEMBER 19, 1997


                                     among


                         VARI-LITE INTERNATIONAL, INC.,


                           THE LENDERS LISTED HEREIN,


                     BROWN BROTHERS HARRIMAN & CO., AS CO-AGENT


                            SUNTRUST BANK, ATLANTA,
                         AS AGENT AND COLLATERAL AGENT


------------------------------------------------------------------------------
------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS; CONSTRUCTION . . . . . . . . . . . . . . . . . . . .1
              SECTION 1.01.   DEFINITIONS . . . . . . . . . . . . . . . . . . .1
              SECTION 1.02.   ACCOUNTING TERMS AND DETERMINATION. . . . . . . 21
              SECTION 1.03.   OTHER DEFINITIONAL TERMS. . . . . . . . . . . . 21
              SECTION 1.04.   EXHIBITS AND SCHEDULES. . . . . . . . . . . . . 21

ARTICLE II.   LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              SECTION 2.01.   DESCRIPTION OF FACILITIES . . . . . . . . . . . 22
              SECTION 2.02.   DOMESTIC SYNDICATED LOANS . . . . . . . . . . . 22
              SECTION 2.03.   SWING LINE LOANS. . . . . . . . . . . . . . . . 24
              SECTION 2.04.   MULTICURRENCY SYNDICATED LOANS. . . . . . . . . 26
              SECTION 2.05.   REDUCTIONS OF COMMITMENTS . . . . . . . . . . . 28
              SECTION 2.06.   MANDATORY PREPAYMENTS . . . . . . . . . . . . . 28
              SECTION 2.07.   USE OF PROCEEDS . . . . . . . . . . . . . . . . 29

ARTICLE III.  GENERAL LOAN TERMS. . . . . . . . . . . . . . . . . . . . . . . 29
              SECTION 3.01.   FUNDING NOTICES . . . . . . . . . . . . . . . . 29
              SECTION 3.02.   DISBURSEMENT OF FUNDS . . . . . . . . . . . . . 29
              SECTION 3.03.   INTEREST. . . . . . . . . . . . . . . . . . . . 30
              SECTION 3.04.   INTEREST PERIODS. . . . . . . . . . . . . . . . 31
              SECTION 3.05.   FEES. . . . . . . . . . . . . . . . . . . . . . 32
              SECTION 3.06.   VOLUNTARY PREPAYMENTS OF BORROWINGS . . . . . . 33
              SECTION 3.07.   PAYMENTS, ETC.. . . . . . . . . . . . . . . . . 34
              SECTION 3.08.   INTEREST RATE NOT ASCERTAINABLE, ETC. . . . . . 35
              SECTION 3.09.   ILLEGALITY. . . . . . . . . . . . . . . . . . . 36
              SECTION 3.10.   INCREASED COSTS . . . . . . . . . . . . . . . . 37
              SECTION 3.11.   LENDING OFFICES . . . . . . . . . . . . . . . . 38
              SECTION 3.12.   FUNDING LOSSES. . . . . . . . . . . . . . . . . 38
              SECTION 3.13.   FAILURE TO PAY IN APPROPRIATE CURRENCY. . . . . 39
              SECTION 3.14.   ASSUMPTIONS CONCERNING FUNDING OF
                              FIXED RATE ADVANCES . . . . . . . . . . . . . . 39
              SECTION 3.15.   APPORTIONMENT OF PAYMENTS . . . . . . . . . . . 39
              SECTION 3.16.   SHARING OF PAYMENTS, ETC. . . . . . . . . . . . 39
              SECTION 3.17.   CAPITAL ADEQUACY. . . . . . . . . . . . . . . . 40
              SECTION 3.18.   BENEFITS TO GUARANTORS. . . . . . . . . . . . . 40
              SECTION 3.19.   APPLICATION OF LOAN PROCEEDS TO MATURING
                              LOANS . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE IV.   CONDITIONS TO BORROWINGS. . . . . . . . . . . . . . . . . . . . 41
              SECTION 4.01.   CONDITIONS PRECEDENT TO INITIAL ADVANCE . . . . 41

              SECTION 4.02.   CONDITIONS TO ALL LOANS . . . . . . . . . . . . 43

ARTICLE V.    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 44
              SECTION 5.01.   ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH
                              LAW . . . . . . . . . . . . . . . . . . . . . . 44
              SECTION 5.02.   ORGANIZATIONAL POWER; AUTHORIZATION . . . . . . 44
              SECTION 5.03.   ENFORCEABLE OBLIGATIONS . . . . . . . . . . . . 44
              SECTION 5.04.   NO LEGAL BAR. . . . . . . . . . . . . . . . . . 45
              SECTION 5.05.   NO MATERIAL LITIGATION. . . . . . . . . . . . . 45
              SECTION 5.06.   INVESTMENT COMPANY ACT, ETC.. . . . . . . . . . 45
              SECTION 5.07.   MARGIN REGULATIONS. . . . . . . . . . . . . . . 45
              SECTION 5.08.   COMPLIANCE WITH ENVIRONMENTAL LAWS. . . . . . . 45
              SECTION 5.09.   INSURANCE . . . . . . . . . . . . . . . . . . . 46
              SECTION 5.10.   NO DEFAULT. . . . . . . . . . . . . . . . . . . 46
              SECTION 5.11.   NO BURDENSOME RESTRICTIONS. . . . . . . . . . . 46
              SECTION 5.12.   TAXES . . . . . . . . . . . . . . . . . . . . . 46
              SECTION 5.13.   SUBSIDIARIES. . . . . . . . . . . . . . . . . . 47
              SECTION 5.14.   FINANCIAL STATEMENTS. . . . . . . . . . . . . . 47
              SECTION 5.15.   ERISA . . . . . . . . . . . . . . . . . . . . . 47
              SECTION 5.16.   PATENTS, TRADEMARKS, LICENSES, ETC. . . . . . . 48
              SECTION 5.17.   OWNERSHIP OF PROPERTY . . . . . . . . . . . . . 49
              SECTION 5.18.   INDEBTEDNESS. . . . . . . . . . . . . . . . . . 49
              SECTION 5.19.   FINANCIAL CONDITION . . . . . . . . . . . . . . 49
              SECTION 5.20.   LABOR MATTERS . . . . . . . . . . . . . . . . . 50
              SECTION 5.21.   PAYMENT OR DIVIDEND RESTRICTIONS. . . . . . . . 50
              SECTION 5.22.   CAPITAL STOCK . . . . . . . . . . . . . . . . . 50
              SECTION 5.23.   DISCLOSURE. . . . . . . . . . . . . . . . . . . 50

ARTICLE VI.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 51
              SECTION 6.01.   ORGANIZATIONAL EXISTENCE, ETC.. . . . . . . . . 51
              SECTION 6.02.   COMPLIANCE WITH LAWS, ETC.. . . . . . . . . . . 51
              SECTION 6.03.   PAYMENT OF TAXES AND CLAIMS, ETC. . . . . . . . 51
              SECTION 6.04.   KEEPING OF BOOKS. . . . . . . . . . . . . . . . 51
              SECTION 6.05.   VISITATION, INSPECTION, ETC.. . . . . . . . . . 52
              SECTION 6.06.   INSURANCE; MAINTENANCE OF PROPERTIES. . . . . . 52
              SECTION 6.07.   REPORTING COVENANTS . . . . . . . . . . . . . . 53
              SECTION 6.08.   FINANCIAL COVENANTS . . . . . . . . . . . . . . 57
              SECTION 6.09.   NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. . . . 58
              SECTION 6.10.   ADDITIONAL CREDIT PARTIES AND COLLATERAL. . . . 58

ARTICLE VII.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 58
              SECTION 7.01.   INDEBTEDNESS. . . . . . . . . . . . . . . . . . 58
              SECTION 7.02.   LIENS . . . . . . . . . . . . . . . . . . . . . 60
              SECTION 7.03.   MERGERS, ACQUISITIONS, SALES, ETC.. . . . . . . 61

              SECTION 7.04.   INVESTMENTS, LOANS, ETC.. . . . . . . . . . . . 62
              SECTION 7.05.   SALE AND LEASEBACK TRANSACTIONS . . . . . . . . 63
              SECTION 7.06.   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . 63
              SECTION 7.07.   CHANGES IN BUSINESS . . . . . . . . . . . . . . 63
              SECTION 7.08.   ERISA . . . . . . . . . . . . . . . . . . . . . 64
              SECTION 7.09.   ADDITIONAL NEGATIVE PLEDGES . . . . . . . . . . 64
              SECTION 7.10.   LIMITATION ON PAYMENT RESTRICTIONS
                              AFFECTING CONSOLIDATED COMPANIES. . . . . . . . 64
              SECTION 7.11.   CHANGE IN FISCAL YEAR . . . . . . . . . . . . . 64
              SECTION 7.12.   AMENDMENT OF MASTER DISTRIBUTORSHIP
                              AGREEMENTS. . . . . . . . . . . . . . . . . . . 64

ARTICLE VIII. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 65
              SECTION 8.01.   PAYMENTS. . . . . . . . . . . . . . . . . . . . 65
              SECTION 8.02.   COVENANTS WITHOUT NOTICE. . . . . . . . . . . . 65
              SECTION 8.03.   OTHER COVENANTS . . . . . . . . . . . . . . . . 65
              SECTION 8.04.   REPRESENTATIONS . . . . . . . . . . . . . . . . 65
              SECTION 8.05.   NON-PAYMENTS OF OTHER INDEBTEDNESS. . . . . . . 65
              SECTION 8.06.   DEFAULTS UNDER OTHER AGREEMENTS . . . . . . . . 65
              SECTION 8.07.   BANKRUPTCY. . . . . . . . . . . . . . . . . . . 66
              SECTION 8.08.   ERISA . . . . . . . . . . . . . . . . . . . . . 66
              SECTION 8.09.   MONEY JUDGMENT. . . . . . . . . . . . . . . . . 67
              SECTION 8.10.   OWNERSHIP OF CREDIT PARTIES . . . . . . . . . . 67
              SECTION 8.11.   CHANGE IN CONTROL OF BORROWER . . . . . . . . . 67
              SECTION 8.12.   DEFAULT UNDER OTHER CREDIT DOCUMENTS. . . . . . 67
              SECTION 8.13.   DEFAULT UNDER INTEREST RATE CONTRACT
                              OR CURRENCY CONTRACT. . . . . . . . . . . . . . 67
              SECTION 8.14.   ATTACHMENTS . . . . . . . . . . . . . . . . . . 68

ARTICLE IX.   THE AGENTS AND CO-AGENT . . . . . . . . . . . . . . . . . . . . 68
              SECTION 9.01.   APPOINTMENT OF AGENT. . . . . . . . . . . . . . 68
              SECTION 9.02.   APPOINTMENT OF COLLATERAL AGENT . . . . . . . . 68
              SECTION 9.03.   NATURE OF DUTIES OF AGENTS. . . . . . . . . . . 69
              SECTION 9.04.   LACK OF RELIANCE ON THE AGENTS. . . . . . . . . 69
              SECTION 9.05.   CERTAIN RIGHTS OF THE AGENTS. . . . . . . . . . 70
              SECTION 9.06.   RELIANCE BY AGENTS. . . . . . . . . . . . . . . 70
              SECTION 9.07.   INDEMNIFICATION OF AGENTS . . . . . . . . . . . 70
              SECTION 9.08.   THE AGENTS IN THEIR INDIVIDUAL CAPACITY . . . . 71
              SECTION 9.09.   HOLDERS OF NOTES. . . . . . . . . . . . . . . . 71
              SECTION 9.10.   SUCCESSOR AGENTS. . . . . . . . . . . . . . . . 71
              SECTION 9.11.   APPOINTMENT OF CO-AGENT . . . . . . . . . . . . 72

ARTICLE X.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 72
              SECTION 10.01.  NOTICES . . . . . . . . . . . . . . . . . . . . 72
              SECTION 10.02.  AMENDMENTS, ETC.. . . . . . . . . . . . . . . . 72
              SECTION 10.03.  NO WAIVER; REMEDIES CUMULATIVE. . . . . . . . . 73
              SECTION 10.04.  PAYMENT OF EXPENSES, ETC. . . . . . . . . . . . 73
              SECTION 10.05.  RIGHT OF SETOFF . . . . . . . . . . . . . . . . 75
              SECTION 10.06.  BENEFIT OF AGREEMENT. . . . . . . . . . . . . . 75
              SECTION 10.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION . . . 77
              SECTION 10.08.  INDEPENDENT NATURE OF LENDERS' RIGHTS . . . . . 78
              SECTION 10.09.  COUNTERPARTS. . . . . . . . . . . . . . . . . . 78
              SECTION 10.10.  SURVIVAL. . . . . . . . . . . . . . . . . . . . 78
              SECTION 10.11.  SEVERABILITY. . . . . . . . . . . . . . . . . . 78
              SECTION 10.12.  INDEPENDENCE OF COVENANTS . . . . . . . . . . . 78
              SECTION 10.13.  CHANGE IN ACCOUNTING PRINCIPLES,
                              FISCAL YEAR OR TAX LAWS . . . . . . . . . . . . 78
              SECTION 10.14.  HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. . . . . 79
              SECTION 10.15.  JUDGMENT CURRENCY . . . . . . . . . . . . . . . 79
              SECTION 10.16.  DOLLAR EQUIVALENT COMPUTATIONS. . . . . . . . . 80


EXHIBITS

EXHIBIT A     -    FORM OF REVOLVING NOTE
EXHIBIT B     -    FORM OF SWING LINE NOTE
EXHIBIT C     -    FORM OF MULTICURRENCY NOTE
EXHIBIT D     -    FORM OF GUARANTY AGREEMENT
EXHIBIT E     -    FORM OF CONTRIBUTION AGREEMENT
EXHIBIT F     -    FORM OF CLOSING CERTIFICATE
EXHIBIT G     -    FORM OF BORROWER'S COUNSEL OPINION
EXHIBIT H     -    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT I     -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT J     -    FORM OF FOREIGN SUBSIDIARY SUBORDINATION AGREEMENT


SCHEDULES

SCHEDULE 1.01      -    MASTER DISTRIBUTORSHIP AGREEMENTS
SCHEDULE 3.01      -    FCB ACCOUNTS
SCHEDULE 5.01      -    SUBSIDIARIES
SCHEDULE 5.05      -    LITIGATION
SCHEDULE 5.08(a)   -    ENVIRONMENTAL CLAIMS
SCHEDULE 5.08(b)   -    ENVIRONMENTAL NOTICES
SCHEDULE 5.11      -    BURDENSOME RESTRICTIONS

SCHEDULE 5.12      -    TAXES
SCHEDULE 5.14      -    CONTINGENT OBLIGATIONS
SCHEDULE 5.15      -    EMPLOYEE BENEFIT MATTERS
SCHEDULE 5.16      -    PATENT, TRADEMARK, LICENSE, AND OTHER INTELLECTUAL
                        PROPERTY MATTERS
SCHEDULE 5.17      -    OWNERSHIP OF PROPERTIES
SCHEDULE 5.20      -    LABOR AND EMPLOYMENT MATTERS
SCHEDULE 5.21      -    DIVIDEND RESTRICTIONS
SCHEDULE 5.22      -    WARRANTS; VOTING AGREEMENTS
SCHEDULE 6.08      -    THIRD FISCAL QUARTER FINANCIAL COVENANT CALCULATIONS
SCHEDULE 7.01      -    EXISTING INDEBTEDNESS
SCHEDULE 7.02      -    EXISTING LIENS

                                 MULTICURRENCY
                                CREDIT AGREEMENT

     THIS MULTICURRENCY CREDIT AGREEMENT made and entered into as of December 19, 1997, by and among VARI-LITE INTERNATIONAL, INC., a Delaware corporation ("Borrower"), SUNTRUST BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("STBA"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of STBA or such other banks and lending institutions which become "Lenders" as provided herein (STBA and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for those Lenders, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent"), SUNTRUST BANK, ATLANTA, in its capacity as collateral agent for the Agent and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article IX hereof (the "Collateral Agent"; the Agent and the Collateral Agent collectively referred to herein as the "Agents") and BROWN BROTHERS HARRIMAN & CO., in its capacity as Co-Agent for the Lenders (the "Co-Agent");

                               W I T N E S S E T H:

     WHEREAS, Borrower has requested that the Lenders provide certain commitments to Borrower in an aggregate principal amount of $50,000,000, of which up to the dollar equivalent of $20,000,000 may be borrowed in certain specified foreign currencies;

     WHEREAS, the Lenders, the Agent, the Co-Agent and the Collateral Agent have agreed to provide such facilities, subject to the terms, conditions and requirements set forth in this Multicurrency Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders and the Agents and Co-Agent, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                          DEFINITIONS; CONSTRUCTION

     SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION" shall mean any transaction, or any series of related transactions, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

     "ADJUSTED FUNDED DEBT" shall mean, with respect to any Person, the sum of all (i) Funded Debt PLUS (ii) all Synthetic Lease Principal Obligations of such Person.

     "ADJUSTED FUNDED DEBT/EBITDA RATIO" shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (A) Adjusted Funded Debt as of such day, to (B) the sum of Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

     "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Euro Advance, the sum of (i) the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) if the relevant Multicurrency Syndicated Advance is in British pounds sterling, a percentage sufficient to compensate the Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Advances.

     "ADJUSTED SPECIAL LIBO RATE" shall mean the sum of (i) the rate obtained by dividing (A) Special LIBOR as in effect from time to time by (B) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) if the relevant Multicurrency Syndicated Advance is in British pounds sterling, a percentage sufficient to compensate the Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Advances.

     "ADVANCE" shall mean any principal amount advanced or to be advanced and outstanding at any time under (i) the Domestic Syndicated Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or Eurodollar Advance, as the case may be, (ii) the Multicurrency Syndicated Loans, which Advance shall be made or outstanding as a Multicurrency Syndicated Advance (which Advance may be made in any Currency), or (iii) the

Swing Line Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or Transaction Rate Advance, as the case may be.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "AGENT" shall mean STBA, acting in the manner and to the extent described in Article IX, and any successor Agent appointed pursuant to
Article IX hereof.

     "AGENTS" shall mean, collectively, the Agent and the Collateral Agent.

     "AGREEMENT" shall mean this Multicurrency Credit Agreement, as the same may be further amended, restated, or supplemented from time to time.

     "APPLICABLE COMMITMENT FEE RATE" shall mean (x) through March 31, 1998 (or in the event that Borrower pays the Fixed Fee pursuant to Section 3.05(b), through June 30, 1998), 0.25% per annum, and (y) thereafter, the rate for any day to be used to calculate commitment fees payable by Borrower pursuant to Section 3.05, expressed as a percentage and determined from the chart set forth below based on Borrower's Adjusted Funded Debt/EBITDA Ratio calculated as of the relevant determination date:

     Adjusted Funded                         Applicable Commitment
     Debt/EBITDA Ratio                              Fee Rate
     -----------------                       ---------------------
     Greater than or equal to 2.00:1.00               .375%

     Less than 2.00:1.00, but greater than
     or equal to 1.00:1.00                            .25%

     Less than 1.00:1.00                              .20%

Each change in the Applicable Commitment Fee Rate resulting from a change in the Adjusted Funded Debt/EBITDA Ratio shall be effective from and after the date that any related change in the Applicable Margin is effective. Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable (and the cure period set forth in Section 8.02 hereof shall have expired), the Applicable Commitment Fee Rate shall be .375%.

     "APPLICABLE MARGIN" shall mean, (x) with respect to all outstanding Euro Advances through March 31, 1998 (or in the event that Borrower pays the Fixed Fee pursuant to Section 3.05(b), through June 30, 1998), 1.50% per annum, and (y) thereafter with respect to all outstanding Euro Advances for any day, the applicable percentage determined from the chart set forth below based on Borrower's Adjusted Funded Debt/EBITDA Ratio calculated as of the relevant determination date:

             Adjusted Funded
            Debt/EBITDA Ratio                   Applicable Margin
            -----------------                   -----------------
     Greater than or equal to 2.00:1.00               2.50%

     Less than 2.00:1.00, but greater than
     or equal to 1.50:1.00                            2.00%

     Less than 1.50:1.00, but greater than
     or equal to 1.00:1.00                            1.50%

     Less than 1.00:1.00                              1.00%

The Adjusted Funded Debt/EBITDA Ratio and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or Section 6.07(b) hereof, as the case may be, in accordance with Section 6.08(b), with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 6.07 as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Euro Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Borrower). Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable (and the cure period set forth in Section 8.02 hereof shall have expired), the Applicable Margin with respect to the Euro Advances then outstanding shall be 2.50%.

     "ASSET SALE" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage or destruction which is not covered by insurance (with the exception of any applicable deductible) or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Borrower of its own capital stock).

     "ASSET VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any Foreign Subsidiary) of such Consolidated Company.

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of EXHIBIT H.

     "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 ET SEQ.).

     "BASE RATE" shall mean the higher of (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. Any change in the Base Rate shall be effective as of the date of such change.

     "BASE RATE ADVANCE" shall mean an Advance made or outstanding as a portion of Domestic Revolving Loans, bearing interest based on the Base Rate as provided in Section 3.03(a)(i).

     "BORROWER" shall mean Vari-Lite International, Inc., a Delaware corporation, and its successors and permitted assigns.

     "BORROWING" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period (except as otherwise provided in Sections 3.09 and 3.10) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

     "BUSINESS DAY" shall mean any day (i) excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia, Dallas, Texas or New York, New York, (ii) if the applicable Business Day relates to Euro Advances, on which trading is not carried on by and between banks in deposits of Dollars and/or the applicable Currencies in the London interbank and foreign exchange markets and (iii) if the applicable Business Day relates to any Multicurrency Syndicated Advance, any day on which banks are not required or authorized to close in the city of the jurisdiction of such Currency where the FCB Account relating to such Currency is located.

     "CHANGE IN CONTROL" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of:

          (a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), shall acquire the stock of Borrower resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the such Act) of more than 40% of the combined voting power of the then outstanding capital stock of Borrower entitled to vote for the election of a majority of the members of the board of directors of Borrower; or

          (b) a change in the board of directors of Borrower shall occur such that, as of any date, a majority of the Board of Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year, (ii) selected or nominated to be selected to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (i), or
     (iii) selected or nominated to be selected to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

     "CO-AGENT" shall mean Brown Brothers Harriman & Co., and its successors and assigns.

     "COLLATERAL AGENT" shall mean STBA acting in the capacity as collateral agent, collateral trustee, pledgee, secured party, or any similar capacity under any Security Document, any nominee or designee of STBA acting in such capacity, and any successor collateral agent appointed from time to time pursuant to Article IX.

     "COMMITMENT" shall mean (i) for any Lender at any time, any of its Master Syndicated Loan Commitment or Multicurrency Syndicated Loan Subcommitment, and (ii) for the Swing Line Lender at any time, its Swing Line Commitment, in each case as the context may require.

     "CONSOLIDATED COMPANIES" shall mean, collectively, Borrower and all of its Subsidiaries.

     "CONSOLIDATED EBIT" shall mean, for any fiscal period of Borrower, an amount equal to the sum for such fiscal period of Consolidated Net Income
(Loss), PLUS, to the extent subtracted in determining such Consolidated Net Income (Loss), (i) provisions for taxes based on income, and (ii) Consolidated Interest Expense for such period. For purposes of calculating Consolidated EBIT, to the extent that the net income (loss) of any Person acquired or consolidated with a Consolidated Company is included in the calculation of Consolidated Net Income (Loss), corresponding additions and deductions shall be made pursuant to this definition for such Person in accordance with GAAP.

     "CONSOLIDATED EBITDA" shall mean, for any fiscal period of Borrower, an amount equal to Consolidated EBIT PLUS, to the extent subtracted in determining Consolidated Net Income (Loss) in relation thereto, depreciation and amortization allowances of the Consolidated Companies, as determined for such period on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA, to the extent that the net income (loss) of any Person acquired or consolidated with a Consolidated Company is included in the calculation of Consolidated Net Income (Loss), corresponding additions and deductions shall be made pursuant to this definition for such Person in accordance with GAAP.

     "CONSOLIDATED EBITR" shall mean, for any fiscal period of Borrower, an amount equal to the sum for such fiscal period of Consolidated EBIT PLUS, to the extent subtracted in determining Consolidated Net Income (Loss), Consolidated Rental Expense for such period. For purposes of calculating Consolidated EBITR, to the extent that the net income (loss) of any Person acquired or consolidated with a Consolidated Company is included in the calculation of Consolidated Net Income (Loss), corresponding additions and deductions shall be made pursuant to this definition for such Person in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of Borrower, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all rental payments constituting Synthetic Lease Obligations which are in the nature of interest payments and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) PLUS, without duplication, the net income (or loss) of any Person accrued for such fiscal period prior to the date such Person becomes a Subsidiary of Borrower or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company (as determined from audited financial statements of such Person or other financial reports reasonably acceptable to the Required Lenders) as determined in conformity with GAAP, PLUS (iii) to the extent deducted therefrom, High End Lawsuit Expensed Amounts for such period, but excluding therefrom (to the extent otherwise included therein and not including High End Lawsuit Expensed Amounts) (i) any items of gain (or PLUS any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business or
(y) the result of any sale of assets other than in the ordinary course of business and (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

     "CONSOLIDATED RENTAL EXPENSE" shall mean, as at any date of determination, total rental expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP, but excluding Synthetic Lease Obligations.

     "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, Shareholders' Equity of Borrower.

     "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

     "CONTRIBUTION AGREEMENT" shall mean the Contribution Agreement executed by each of the Guarantors, substantially in the form of EXHIBIT I attached hereto, as the same may be amended, restated or supplemented from time to time.

     "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreement, the Contribution Agreement, the Pledge Agreements and all other Security Documents.

     "CREDIT PARTIES" shall mean, collectively, each of Borrower and the Guarantors, (including all Persons that are currently Guarantors and all Persons who may at any time in the future become Guarantors), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

     "CURRENCY" shall mean, with respect to the Multicurrency Syndicated Loan Subcommitments, British pounds sterling, Belgian francs, German marks and Japanese yen, as selected by Borrower.

     "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

     "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "DOLLAR" and "U.S. DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

     "DOLLAR EQUIVALENT" shall mean, on any day of determination with respect to an amount in a Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Currency at its spot rate of exchange at or about 10:00 A.M. (Eastern time) on such date.

     "DOMESTIC REVOLVING LOANS" shall mean, collectively, all Domestic Syndicated Loans and Swing Line Loans.

     "DOMESTIC SYNDICATED ADVANCE" shall mean a Borrowing pursuant to Section
2.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Lenders to Borrower at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

     "DOMESTIC SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

     "DOMESTIC SYNDICATED BORROWING NOTICE" shall mean the notice given by Borrower to the Agent requesting one or more Domestic Syndicated Advances as provided in Section 2.02(c).

     "DOMESTIC SYNDICATED FACILITY" shall mean the revolving credit facility established by the Lenders to Borrower pursuant to Section 2.02(a).

     "DOMESTIC SYNDICATED LOANS" shall mean, collectively, the loans made to Borrower by the Lenders pursuant to Section 2.02.

     "DOMESTIC SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as EXHIBIT A duly completed in accordance with the terms hereof.

     "ELIGIBLE ASSIGNEE" shall mean any financial institution reasonably acceptable to Borrower and the Agent.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), (ii) the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 ET SEQ.), (iv) the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act

(42 U.S.C. Section 9601 ET SEQ.), and (vi) all applicable national and local hindrance laws with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     "ERISA AFFILIATE" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

     "EURO ADVANCE" shall mean (i) a Eurodollar Advance or (ii) a
Multicurrency Advance.

     "EURODOLLAR ADVANCE" shall mean an Advance made or outstanding in U.S. Dollars as a portion of the Domestic Syndicated Loans, bearing interest based on the Adjusted LIBO Rate as provided in Section 3.03(a)(ii).

     "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

     "FCB ACCOUNT" shall mean, with respect to Advances made in any Currency under the Multicurrency Syndicated Loan Subcommitment, the account maintained by the Agent for disbursements to, and payments from, Borrower or the Lenders, as the case may be, in such Currency, as more particularly described on SCHEDULE 3.01.

     "FACILITY" or "FACILITIES" shall mean, as the context may indicate, the Domestic Syndicated Facility, the Multicurrency Syndicated Facility or the Swing Line Facility.

     "FEDERAL FUNDS RATE" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (a) Consolidated EBITR to (b) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense, in each case, as determined on the last day of each fiscal quarter of Borrower on a consolidated basis for the quarter then ending and the three immediately preceding fiscal quarters.

     "FIXED FEE" shall have the meaning set forth in Section 3.05(b) hereof.

     "FIXED RATE ADVANCE" shall mean a Euro Advance and, to the extent quoted to and accepted by Borrower on the basis of a fixed rate of interest for a specified Interest Period pursuant to Section 2.03(c), a Transaction Rate Advance.

     "FOREIGN PLAN" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

     "FOREIGN SUBSIDIARY" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

     "FOREIGN SUBSIDIARY LINES OF CREDIT" shall mean lines of credit extended to Foreign Subsidiaries for borrowing in any Currency.

     "FOREIGN SUBSIDIARY SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement, substantially in the form of EXHIBIT J attached hereto, executed by each of the Foreign Subsidiaries pursuant to Section 7.01(g) hereof, either as originally executed or as hereafter amended or modified.

     "FUNDED DEBT" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, PLUS (i) all Funded Debt of other Persons to the extent supported by a Guaranty of a Consolidated Company or to the extent supported by a letter of credit issued for the account of a Consolidated Company, and (ii) the redemption amount with respect to any Redeemable Capital Stock of the Consolidated Companies mandatorily redeemable within the next twelve months; provided that, (x) Guaranties arising with respect to Lease arrangements of the Consolidated Companies described in Section 7.02(j) hereof shall not be included in the definition of "Funded Debt" except to the extent that such Guaranties exceed $5,000,000 at any time outstanding and (y) Intercompany Loans shall not be included in the definition of "Funded Debt".

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GUARANTORS" shall mean, collectively, Vari-Lite, Inc. ("VLI"), Showco, Inc. Ignition! Creative Group, Inc., Irideon, Inc. and all other Subsidiaries now existing or hereafter created of Borrower that are not Foreign Subsidiaries, and their respective successors and permitted assigns.

     "GUARANTY" shall mean "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefore;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligations;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligations against loss in respect thereof, including without limitation, by pledge of property of such Person in support thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor except to the extent that such Guaranty is limited to a lesser amount in which case such lesser amount shall be deemed to be the direct obligations of such obligor. The definition of Guaranty shall not include obligations arising solely due to the non-recourse pledge of assets of the type described in Section 7.02(l) with respect to Sales/Leases.

     "GUARANTY AGREEMENT" shall mean, the Guaranty Agreement executed by the Guarantors in favor of the Lenders and the Agents, substantially in the form of EXHIBIT D, as the same may be amended, restated or supplemented from time to time.

     "HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

     "HIGH END LAWSUIT EXPENSED AMOUNTS" shall mean, during any period, amounts expensed by the Consolidated Companies, as shown on the consolidated income statement of

Borrower, in connection with the settlement or other resolution (including the entry of a judgment) of certain litigation pending between certain of the Consolidated Companies and High End Systems, Inc. in the Federal District Court of the Northern District of Texas, and which do not, in the aggregate during the term of this Agreement, exceed $6,000,000.

     "INDEBTEDNESS" of any Person shall mean, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily Redeemable Capital Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Interest Rate Contracts and Currency Contracts of such Person;
     and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (f) hereof.

     "INTERCOMPANY LOANS" shall mean, collectively, those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company which do not violate the terms and conditions set forth in Section 7.01(g).

     "INTEREST PERIOD" shall have the meaning set forth in Section 3.04.

     "INTEREST RATE CONTRACTS" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

     "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, other than Acquisitions. For purposes of determining the amount of any Investment consisting of a transfer of property, the Investment shall be valued at the book value of such property.

     "LEASE" shall mean a lease for equipment manufactured by a Consolidated Company, entered into between a Lessee and a Consolidated Company.

     "LEASE RECEIVABLES" shall mean the right of a Consolidated Company to receive rental payments under the Leases.

     "LESSEE" shall mean a Person that has entered into or agreed to enter into one or more Leases as a lessee.

     "LENDER" or "LENDERS" shall mean STBA, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

     "LENDING OFFICE" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

     "LEVERAGE RATIO" shall mean, as of any date of determination, the ratio, expressed as a percentage, of Adjusted Funded Debt to Total Capitalization for the Consolidated Companies.

     "LIBOR" shall mean, for any applicable Interest Period:

          (i) with respect to Eurodollar Advances under the Domestic Syndicated Facility, the offered rate for deposits in Dollars for a period equal to such Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of such Interest Period, PROVIDED, that if no such offered rate appears on such page, the rate used for such Interest Period shall be the arithmetic average of rates offered by the Agent to not less than two major banks in London, England at approximately 10:00 A.M. (Eastern time) two (2) Business Days prior to the first day of such Interest Period for deposits in Dollars in the London interbank market for a term equal to such Interest Period and in an amount substantially equal to the principal amount of the Agent's portion of such Advances.

          (ii) with respect to Multicurrency Syndicated Advances under the Multicurrency Syndicated Loan Subcommitments, the rate per annum equal to the average at which deposits in the applicable Currency are offered by the Agent to prime banks in London, England at 10:00 A.M. (Atlanta, Georgia time) two (2) Business Days prior to the first day of such Interest Period and in an amount substantially equal to the principal amount of the Agent's portion of such Advances.

in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

     "LIEN" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

     "LOANS" shall mean, collectively, the Domestic Syndicated Loans, the Swing Line Loans and the Multicurrency Syndicated Loans.

     "MARGIN REGULATIONS" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "MASTER DISTRIBUTORSHIP AGREEMENTS" means the distributorship agreements described on SCHEDULE 1.01, as the same may be amended, modified or restated from time to time.

     "MASTER SYNDICATED LOAN COMMITMENT" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages of this Agreement, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to
Section 2.05, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

     "MATERIALLY ADVERSE EFFECT" shall mean any materially adverse change in
(i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, or (ii) the ability of Borrower to perform its respective obligations under the Credit Documents.

     "MULTICURRENCY ADVANCE" shall mean an Advance made or outstanding as Multicurrency Syndicated Loans bearing interest based on the Adjusted LIBO Rate or Adjusted Special LIBO Rate as provided in Section 3.03(a)(iii).

     "MULTICURRENCY SYNDICATED ADVANCE" shall mean a Borrowing pursuant to
Section 2.04 consisting of the aggregate amount of Multicurrency Syndicated Loans made by the Lenders to Borrower at the same time, on the same interest rate basis and for the same Interest Period.

     "MULTICURRENCY SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a Multicurrency Syndicated Advance.

     "MULTICURRENCY SYNDICATED BORROWING NOTICE" shall mean the notice given by or on behalf of Borrower to the Agent requesting one or more Multicurrency Syndicated Advances as provided in Section 2.04(c).

     "MULTICURRENCY SYNDICATED FACILITY" shall mean the loan subfacililty established pursuant to the Multicurrency Syndicated Loan Subcommitments.

     "MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT" shall mean, at any time for each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.05, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

     "MULTICURRENCY SYNDICATED LOANS" shall mean, collectively, the loans made to Borrower by the Lenders pursuant to Section 2.04.

     "MULTICURRENCY SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the Multicurrency Syndicated Loans in the form attached hereto as EXHIBIT C, duly completed in accordance with the terms hereof.

     "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "NOTES" shall mean, collectively, the Domestic Syndicated Notes, the Swing Line Note and the Multicurrency Syndicated Notes.

     "NOTICE OF DOMESTIC CONVERSION/CONTINUATION" shall mean the notice given by Borrower to the Agent in respect of the conversion or continuation of an outstanding Domestic Syndicated Borrowing as provided in Section 2.02(e).

     "NOTICE OF MULTICURRENCY CONTINUATION" shall mean a notice given by or on behalf of Borrower in respect of the continuation of an outstanding Multicurrency Syndicated Borrowing pursuant to Section 2.04(e).

     "OBLIGATIONS" shall mean all amounts owing to Agent, any Lender or Collateral Agent pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PAYMENT OFFICE" shall mean (i) with respect to payments of principal and interest relating to Multicurrency Syndicated Loans, the respective FCB Accounts designated for each Currency on SCHEDULE 3.01, and (ii) with respect to payments of all other payments of principal, interest, fees or other amounts relating to the Obligations not described in the preceding clause (i) and with respect to all notices, and other administrative matters hereunder, the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to Borrower.

     "PERMITTED LIENS" shall mean those Liens expressly permitted by Section
7.02.

     "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     "PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

     "PLEDGE AGREEMENTS" shall mean, collectively, those certain pledge agreements to be delivered to the Collateral Agent, for the benefit of the Lenders, pursuant to Section 6.10 hereof, in each case providing for the grant of first priority Liens on the Pledged Stock, as the same may be further supplemented, amended or restated from time to time.

     "PLEDGED STOCK" shall mean, collectively, (i) 65% of all issued and outstanding capital stock, together with 65% of all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of Vari-Lite Europe Holdings, Ltd., Vari-Lite Hong Kong, Vari-Lite Asia, Inc. and all other Subsidiaries that are Foreign Subsidiaries directly owned by Borrower and/or one or more other Subsidiaries organized in the United States.

     "PRO RATA SHARE" shall mean, with respect to each of the Master Syndicated Loan Commitments and the Multicurrency Syndicated Loan Subcommitments of each Lender or Lender, as the case may be, and each Loan to be made by and each payment to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

     "REDEEMABLE CAPITAL STOCK" shall mean any shares of any class or series of capital stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Revolver/Multicurrency Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Revolver/Multicurrency Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Revolver/Multicurrency Maturity Date.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "RELEVANT CURRENCY TIME" shall mean, for any Multicurrency Syndicated Borrowing, the local time in that city in which the FCB Account for such Currency is located.

     "REQUIRED LENDERS" shall mean at any time Lenders holding at least 66-2/3% of the then aggregate amount of the Master Syndicated Loan Commitments, or if the Master Syndicated Loan Commitments have been terminated, the Lenders holding at least 66-2/3% of the outstanding Loans.

     "REQUIREMENT OF LAW" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "REVOLVER/ MULTICURRENCY MATURITY DATE" shall mean the earlier of (i) December 24, 2002, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

     "SALES/LEASES" shall mean any Lease wherein the Lessee makes an upfront cash payment of sufficient amount such that (i) the Lease is treated as a sale and (ii) the asset subject to the Lease is written down to $0 on the balance sheet of the Consolidated Company, in each case, in accordance with GAAP.

     "SECURITY DOCUMENTS" shall mean, collectively, the Guaranty Agreement, the Pledge Agreements and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

     "SENIOR MANAGEMENT" shall mean, with respect to any Person, the Chief Executive Officer, President, any Executive Vice President and Chief Financial Officer of such Person, or Persons performing similar functions.

     "SHAREHOLDERS' EQUITY" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

     "SPECIAL LIBOR" shall mean the rate of interest per annum as determined by the Agent (rounded, if necessary, to the next higher multiple of 1/100%) at which overnight or weekend deposits of the appropriate Currency (or if such amount remains unpaid for more than three Business Days, then for such other period of time not longer than three months as the Agent may select in its absolute discretion) for delivery in immediately available and transferable funds would be offered by the Agent to major banks in the London interbank market for the applicable period as determined above and in an amount comparable to the Agent's portion of the unpaid Multicurrency Syndicated Loans bearing interest at such rate (or, if the Agent is not offering such deposits in such Currency in the London interbank market, then the Agent's cost of funds in such Currency for such period).

     "SUBORDINATED DEBT" shall mean Indebtedness of Borrower which does not require amortization of principal prior to June 24, 2003 which is subordinated to the Obligations of Borrower or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreement on terms and conditions and otherwise contains terms and conditions approved by the Agent and the Required Lenders, such approval not to be unreasonably withheld.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

     "SWING LINE ADVANCE" shall mean a Borrowing pursuant to Section 2.03 consisting of a Swing Line Loan (which may be made either as a Base Rate Advance or as a Transaction Rate Advance) made by the Swing Line Lender to Borrower on the same date and interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

     "SWING LINE BORROWING" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

     "SWING LINE BORROWING NOTICE" shall mean the notice given by Borrower to the Agent requesting a Swing Line Advance as provided in Section 2.03(c).

     "SWING LINE COMMITMENT" shall mean the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

     "SWING LINE FACILITY" shall mean the credit facility described in
Section 2.03.

     "SWING LINE LENDER" shall mean Texas Commerce Bank National Association or any subsequent Lender extending to Borrower the Swing Line Commitment hereunder.

     "SWING LINE LOANS" shall mean, collectively, the loans made to Borrower by the Swing Line Lender pursuant to Section 2.03.

     "SWING LINE NOTE" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of EXHIBIT B and duly completed in accordance with the terms hereof.

     "SYNTHETIC LEASE" shall mean any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but the lessee is deemed to be the owner of the fixed assets for purposes of the Tax Code.

     "SYNTHETIC LEASE OBLIGATIONS" shall mean the obligation, contingent or otherwise, to pay rentals and other amounts payable by a lessee under a Synthetic Lease, including without limitation, any obligation of the lessee to make any payments at the end of the lease term in connection with the surrender, purchase or remarketing of the property subject to such Synthetic Lease; provided that, until exercised, Synthetic Lease Obligations shall not include amounts payable solely as a result of the exercise of a purchase option or any option to cause the sale of a leased asset (whether or not the lessee is the purchaser under such purchase option or sale).

     "SYNTHETIC LEASE PRINCIPAL OBLIGATIONS" shall mean, with respect to a Synthetic Lease, that portion of the Synthetic Lease Obligations which when paid, is required to be applied by the lessor under such Synthetic Lease, to the payment of principal of indebtedness or to the return of equity capital utilized by such lessor to acquire the leased assets; provided that, unless and until the lessee shall have exercised an option to purchase such asset or otherwise become obligated, whether contingently or otherwise, for a greater percentage pursuant to the applicable documents executed in connection with such Synthetic Lease, Synthetic Lease Principal Obligations shall be deemed to equal 85% of such outstanding principal indebtedness and equity capital for which the lessor is liable with respect to such Synthetic Lease.

     "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "TELERATE" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Markets, Inc. Service (or such other page as may replace that page on that service or another service as may be nominated by the British Bankers' Association as the information vendors for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars and each Currency for the purpose of displaying rates comparable to LIBOR).

          "TOTAL CAPITALIZATION" shall mean the sum of Adjusted Funded Debt and Consolidated Net Worth for the Consolidated Companies.

          "TRANSACTION RATE" shall mean the rate of interest specified by the Swing Line Lender to Borrower as being applicable to a Swing Line Loan requested by Borrower pursuant to Section 2.03(c).

          "TRANSACTION RATE ADVANCE" shall mean an Advance made or outstanding as a Swing Line Loan bearing interest based on the Transaction Rate as provided in Section 3.03(a)(iv).

          "TRANSACTION RATE QUOTE" shall mean an offer by the Swing Line Lender to make a Swing Line Loan to Borrower at the Transaction Rate specified therein for the Interest Period to be applicable to the Swing Line Loan as specified therein, pursuant to Section 2.03(c).

          "TYPE" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Euro Advances and Transaction Rate Advances.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; PROVIDED, HOWEVER, that compliance with the financial covenants and calculations set forth in Section 6.08, Article VII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 5.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 10.13.

          SECTION 1,03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                     ARTICLE

                                      LOANS

          SECTION 2.01. DESCRIPTION OF FACILITIES. Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of Borrower the Master Syndicated Loan Commitments consisting of (i) the Domestic Syndicated Facility pursuant to Section 2.02, and (ii) the Multicurrency Syndicated Facility pursuant to Section 2.04, and (b) the
Swing Line Lender hereby establishes in favor of Borrower the Swing Line Facility pursuant to Section 2.03; PROVIDED, HOWEVER, that in no event may
(x) the aggregate principal amount of all outstanding Domestic Revolving Loans and the Dollar Equivalent of the aggregate principal amount of all outstanding Multicurrency Syndicated Loans (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent continuation of such Loan pursuant to Section 2.04(e) or, if not previously continued, the date of the initial Borrowing of such Loan pursuant to Section 2.04(a)) exceed at any time the aggregate Master Syndicated Loan Commitments from time to time in effect MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit, or (y) the Dollar Equivalent of the aggregate principal amount of all outstanding Multicurrency Syndicated Loans (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent continuation of such Loan pursuant to Section 2.04(e) or, if not previously continued, the date of the initial Borrowing of such Loan pursuant to Section 2.04(a)) exceed at any time the total Multicurrency Syndicated Loan Subcommitments from time to time in effect MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit.

          SECTION 2.02.  DOMESTIC SYNDICATED LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to Borrower, from time to time prior to the Revolver/Multicurrency Maturity Date, Domestic Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Lender's Master Syndicated Loan Commitment, MINUS (ii) the Dollar Equivalent of such Lender's Multicurrency Syndicated Loans. Borrower shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Domestic Syndicated Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $1,000,000 or a greater integral multiple of

$500,000, PROVIDED that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000. At no time shall the total number of Borrowings outstanding under this Section 2.02 exceed four; PROVIDED that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Section 2.02 shall be considered as one Borrowing.

          (c) Whenever Borrower desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a "Domestic Syndicated Borrowing Notice") prior to 1:00 p.m. (Eastern time) at its Payment Office (i) one Business Day prior to the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, and (ii) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the date of the Domestic Syndicated Borrowing (which shall be a Business Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance or Eurodollar Advance and, in the case of a Eurodollar Advance, the Interest Period to be applicable thereto.

          (d) No later than 11:00 a.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), each Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent by no later than 2:00 p.m. (Eastern time). If any Lender does not make such amount available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (e) Whenever Borrower desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made as a Base Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made as a Eurodollar Advance for a new Interest Period, it shall give the Agent at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance. Such notice (each a "Notice of Domestic Conversion/Continuation") shall be given prior to 1:00 p.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a Eurodollar Advance and (in the case of a Eurodollar Advance) the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Domestic Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Fixed Rate Advance. No conversion of any Domestic Syndicated Borrowing made as a Fixed Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

          (f) Borrower's obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Domestic Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date.

          SECTION 2.03.  SWING LINE LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), the Swing Line Lender agrees to make to Borrower, from time to time prior to the Revolver/Multicurrency Maturity Date, Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Swing Line Commitment then in effect. Borrower shall be entitled to repay and reborrow Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Swing Line Loan shall, at the option of Borrower, be made as a Base Rate Advance or Transaction Rate Advance. The aggregate principal amount of each Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Swing Line Borrowings outstanding under this Section 2.03 exceed three; PROVIDED THAT, for purposes of determining the number of Swing Line Borrowings outstanding, all Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Swing Line Borrowing.

          (c) Whenever Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Lender (with a copy to the Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Borrowing (each a "Swing Line Borrowing Notice") prior to 10:00 a.m. (local time for the Swing Line Lender) on the date of such Swing Line Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day), whether a

Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If Borrower requests a Transaction Rate Quote as aforesaid, then prior to 12:00 noon (local time for the Swing Line Lender) on such date, the Swing Line Lender shall furnish Borrower (with a copy to the Agent) with a quotation of the interest rate being offered with respect to such Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Borrower shall immediately inform the Swing Line Lender (with a copy to the Agent) of its decision as to whether to accept the Transaction Rate Quote and to confirm the Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Borrower has so informed the Swing Line Lender and confirmed the terms of the Swing Line Borrowing, then no later than 2:00 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Agent in immediately available funds at the Payment Office of the Agent, and the Agent will make available to Borrower such amount by crediting such amount to Borrower's demand deposit account maintained with the Agent. In the event that the Swing Line Lender does not make such amount available to the Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (d) Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of the Agent and the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender (or the assignor of such Swing Line Lender) completed in conformity with this Agreement.

          (e) The outstanding principal amount under each Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Swing Line Loan if outstanding as a Transaction Rate
Advance, and (ii) on the Revolver/Multicurrency Maturity Date.

          (f) At any time on the request of the Swing Line Lender, each Lender other than the Swing Line Lender shall purchase a participating interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of such Swing Line Loans, and the Swing Line Lender shall furnish each Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Swing Line Loan outstanding as a Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Swing Line Loan. On the date of such required purchase, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Line Lender has received from any such Lender the funds for its participating interest in a Swing Line Loan, the Agent or the Swing Line Lender receives any payment on account thereof, the Agent or the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that if such payment received by the Agent or the Swing Line Lender is required to be returned, such Lender will return to the Agent or the Swing Line Lender any portion thereof previously distributed by the Agent or the Swing Line Lender to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Borrower, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no such obligation shall exist (A) to the extent that the aggregate Swing Line Loans were advanced in excess of the Swing Line Commitment then in effect, or (B) with respect to any Swing Line Loan where the Swing Line Lender actually advanced to Borrower net proceeds from the Swing Line Loan (and therefore was not refunding a previous Swing
Line Loan) at a time when (x) the Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required
Lenders had not agreed to waive such Event of Default for purposes of funding such Swing Line Loan.

          SECTION 2.04.  MULTICURRENCY SYNDICATED LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to Borrower from time to time prior to the Revolver/Multicurrency Maturity Date, Multicurrency Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed the lesser of (x) such Lender's unutilized Master Syndicated Loan Commitment and (y) such Lender's Multicurrency Syndicated Loan Subcommitment MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit. For the purpose of determining the unutilized portion of the Multicurrency Syndicated Loan Subcommitment of each Lender on the date of a requested Borrowing under the Multicurrency Syndicated Loan Subcommitments, the Dollar Equivalent of the Multicurrency Syndicated Borrowing then being requested shall be aggregated with the Dollar Equivalents of all Multicurrency Syndicated Loans then outstanding (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent continuation of such Loan pursuant to Section 2.04(e) or, if not previously continued, the date of the initial Borrowing of such Loan pursuant to Section 2.04(a)) and the principal amount of all Domestic Revolving Loans then outstanding. The Borrower shall be entitled to repay and reborrow Multicurrency Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Multicurrency Syndicated Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided herein, shall consist entirely of Multicurrency Syndicated Advances. The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Currency:

                              MINIMUM
     CURRENCY                BORROWING            MULTIPLE
     --------                ---------            --------

     German Marks               150,000             50,000
     Belgian Francs           5,000,000            500,000
     British Pounds             550,000             55,000
     Japanese Yen            20,000,000          1,000,000.

At no time shall the number of Borrowings outstanding under this Section 2.04 exceed six.

          (c) Whenever Borrower desires to make a Multicurrency Syndicated Borrowing (other than one resulting from a or continuation pursuant to Section 2.04(e)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Multicurrency Syndicated Borrowing (each a "Multicurrency Syndicated Borrowing Notice") prior to 1:00 p.m. (Eastern time) at its Payment Office three Business Days prior to the requested date of such Multicurrency Syndicated Borrowing. Notices received after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day. Each Multicurrency Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Multicurrency Syndicated Borrowing, the Currency in which such Borrowing is to be made, the date of the Multicurrency Syndicated Borrowing (which shall be a Business Day), the Interest Period to be applicable thereto and the account details in which proceeds of such Borrowing should be transferred.

          (d) No later than 11:00 a.m. (Relevant Currency Time) on the date of each Multicurrency Syndicated Borrowing (other than one resulting from a continuation pursuant to Section 2.04(e)), each Lender will make available its Pro Rata Share of the amount of such Multicurrency Syndicated Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to an account of Borrower's specified by Borrower to Agent in the Multicurrency Syndicated Borrowing Notice. If a Lender does not make such amount available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (e) Whenever Borrower desires to continue outstanding a Multicurrency Syndicated Borrowing in the same Currency for a new Interest Period, Borrower shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Multicurrency Syndicated Borrowing to be continued as a Multicurrency Syndicated Advance.
Such notice (each a "Notice of Multicurrency Continuation") shall be given prior to 1:00 p.m. (Eastern time) at its Payment Office on the date specified. Each such Notice of Multicurrency Continuation shall be irrevocable and shall specify the aggregate principal amount of the Multicurrency Syndicated Advance to be continued, the date of such continuation, and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Multicurrency Syndicated Advance, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver or have delivered on its behalf the Notice of Multicurrency Continuation, such Borrowing shall, until repaid or until subsequently continued when the applicable conditions set forth in the following sentence shall no longer exist, continue outstanding in the same Currency and shall bear interest at the Adjusted
Special LIBO Rate PLUS the Applicable Margin.  So long as any Default or
Event of Default shall have occurred and be continuing, no Multicurrency Syndicated Borrowing may be continued as (upon expiration of the current Interest Period) a Multicurrency Syndicated Advance.

          (f) The Borrower' obligations to pay the principal of, and interest on, the Multicurrency Syndicated Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Multicurrency Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Multicurrency Syndicated Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date in the same Currency as such Multicurrency Syndicated Loans were made.

          SECTION 2.05.  REDUCTIONS OF COMMITMENTS.

          Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the Master Syndicated Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Master Syndicated Loan Commitment of each of the Lenders, (ii) any partial termination pursuant to this Section
2.05 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would reduce the Master Syndicated Loan Commitments to an amount less than the aggregate principal amounts outstanding under the Loans. Unless otherwise requested by Borrower in the applicable notice of reduction, any reduction of the Master Syndicated Loan Commitments shall constitute a pro rata reduction of the Multicurrency Syndicated Loan Subcommitments but shall not reduce the Swing Line Loan Commitment.

          SECTION 2.06.  MANDATORY PREPAYMENTS.

          (a) Subject to Section 2.06(b) below in the case of currency fluctuations, if the aggregate outstanding principal amounts of the Loans exceed at any time the amount of the Master Syndicated Loan Commitments, as reduced pursuant to Section 2.05 or otherwise, MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit, Borrower shall immediately repay the Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount.

          (b) If at any time the Agent shall determine that the aggregate principal amount of the Multicurrency Syndicated Loans (after converting all Multicurrency Syndicated Advances to their Dollar Equivalent on the date of calculation) is equal to or greater than one hundred ten percent (110%) of the aggregate Multicurrency Syndicated Loan Subcommitments then in effect MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit, Borrower shall, upon three Business Days' prior written notice from the Agent to Borrower, prepay an aggregate principal amount of Multicurrency Syndicated Loans such that the Dollar Equivalent of the outstanding principal amount of the Multicurrency Syndicated Loans does not exceed the aggregate Multicurrency Syndicated Loan Subcommitments MINUS the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit.

          (c) Each mandatory prepayment of Loans pursuant to (i) Section 2.06(a) shall be applied first to Base Rate Advances to the full extent thereof before application to Eurodollar Advances and (ii) Section 2.06(b) shall be applied to the Multicurrency Syndicated Advance determined by Borrower, or if no such determination is received, by the Agent.

          SECTION 2.07. USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used as working capital and for other general corporate purposes of Borrower and its Consolidated Subsidiaries, including
Acquisitions.

                                     ARTICLE

                                GENERAL LOAN TERMS

          SECTION 3.01. FUNDING NOTICES. Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from Borrower, prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

          SECTION 3.02.  DISBURSEMENT OF FUNDS.

          (a) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the customary rate set by the Agent for the correction of errors among banks in the applicable Currency. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder in accordance with the terms hereof or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (b) All Borrowings under the Domestic Syndicated Facility and the Multicurrency Syndicated Loan Subcommitments shall be loaned by the Lenders on the basis of their Pro Rata Share. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

          SECTION 3.03.  INTEREST.

          (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

          (i) For a Base Rate Advance--The Base Rate in effect from time to time;

          (ii) For a Eurodollar Advance -- The relevant Adjusted LIBO Rate PLUS the Applicable Margin;

          (iii) For a Multicurrency Syndicated Advance--The relevant Adjusted LIBO Rate (or Adjusted Special LIBO Rate in the case of Multicurrency Syndicated Advances not being repaid or continued at the expiration of an Interest Period as provided in Section 2.04(e)) PLUS the Applicable Margin; and

          (iv) For a Transaction Rate Advance--The relevant Transaction Rate quoted by the Swing Line Lender and accepted by Borrower pursuant to
     Section 2.03(c).

          (b)   Intentionally Omitted.

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

          (i) in the case of overdue principal and interest with respect to Multicurrency Syndicated Loans, at the Adjusted Special LIBO Rate PLUS the Applicable Margin and an additional two percent (2.0%) per annum;

          (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Eurodollar Advances and Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), at the rate otherwise applicable for the then-current Interest Period PLUS an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances pursuant to Section 3.03(a)(i); and

          (iii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate PLUS an additional two percent (2.0%) per annum;

     PROVIDED that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; PROVIDED that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. Interest on all outstanding Fixed Rate Advances and Transaction Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an Interest Period in excess of 90 days, on each day which occurs every 3 months, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Adjusted LIBO Rate or Adjusted Special LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

          SECTION 3.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of Fixed Rate Advances and Transaction Rate Advances, Borrower shall select an interest period (each an "Interest Period") to be applicable to such Advances, which Interest Period shall (x) in the case of Euro Advances, if quoted on the basis of such periods, be either a 1, 2, 3 or 6 month period, and (y) in the case of Transaction Rate Advances be a period up to seven days as requested by or on behalf of Borrower and accepted by the Swing Line Lender; PROVIDED THAT:

          (i) The initial Interest Period for any Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a Euro Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) Any Interest Period in respect of a Euro Advance which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (iv) below, expire on the last Business Day of such calendar month;

          (iv) The Interest Period for a Fixed Rate Advance which is converted pursuant to Section 3.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Fixed Rate Advances of the other Lenders which were not converted expires; and

          (v) No Interest Period with respect to the Loans shall extend beyond the Revolver/Multicurrency Maturity Date.

          SECTION 3.05.  FEES.

          (a) Borrower shall pay to the Agent, for the account of and distribution to the Lenders in connection with their respective Pro Rata Shares, a commitment fee in respect of the Master Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Master Syndicated Loan Commitment of such Lender, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower, commencing on March 31, 1998, and on the Revolver/Multicurrency Maturity Date. Solely for purposes of calculating the fees due under this
Section 3.05(a), (i) the Dollar Equivalent of the aggregate principal amount outstanding pursuant to the Foreign Subsidiary Lines of Credit shall not constitute usage of any of the Master Syndicated Loan Commitments and (ii) the aggregate principal amount of the Swing Line Loans from time to time outstanding shall constitute a usage of the Master Syndicated Loan Commitment only with respect to the Swing Line Lender unless and until a participation is purchased in such Swing Line Loans by the other Lenders. For purposes of calculating the commitment fees hereunder, the Dollar Equivalent of the Multicurrency Syndicated Loans shall be calculated as of the date of the most recent continuation of such Loan pursuant to Section 2.04(e) or, if not previously continued, the date of the initial borrowing of such Loan pursuant to Section 2.04(a).

         (b) At the option of Borrower, exercised upon three (3) Business Days' prior written notice to the Agent, at any time prior to March 28, 1998, Borrower may elect to extend the Applicable Margin and Applicable Commitment Fee Rate in effect as of the Closing Date until June 30, 1998; provided that, such election is accompanied by payment of a fee in the amount of $25,000 (the "Fixed Fee"), which Fixed Fee shall be payable to the Agent, for the account of and distribution to the Lenders in connection with their respective Pro Rata Shares.

          (c) On the Closing Date, the Borrower shall pay to the Agent, for the account of and distribution to the Lenders in connection with their respective Pro Rata Shares, a facility fee in respect of the Master Syndicated Loan Commitments equal to 0.10% multiplied by the Master Syndicated Loan Commitments, such fee to be fully earned and non-refundable as of the Closing Date.

          (d) The Borrower shall pay to Agent an administrative fee, payable in advance in the respective amount previously agreed in writing by Borrower and Agent.

          SECTION 3.06.  VOLUNTARY PREPAYMENTS OF BORROWINGS.

          (a) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances, and Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $1000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $500,000 and in integral multiples of $100,000, and those Borrowings consisting of other types of Fixed Rate Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amount aggregating and in integral multiples equal to the minimum borrowing amount for such Advances, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

          (b) Borrower desiring to make a prepayment pursuant to Section 3.06(a) shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances, or Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), (ii) not less than two Business Days prior to any prepayment of Euro Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

          (c) Borrower in providing notice of prepayment pursuant to Section 3.06(b) may designate the Types of Advances and the specific Borrowings that are to be prepaid, PROVIDED that (i) if any prepayment of Eurodollar
Advances of Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; (ii) no partial prepayment of any other Fixed Rate Advance shall be allowed if it shall reduce such an Advance to an amount less than the minimum borrowing amount for such Type of Advance; and (iii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in their sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

          SECTION 3.07.  PAYMENTS, ETC.

          (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, shall be made without defense, set-off or counterclaim to the Agent not later than 2:00 P.M. (Eastern time) in the case of Dollars and 2:00 P.M. (Relevant Currency Time) in the case of any Currency on the date when due and shall be made in Dollars or the applicable Currency in immediately available funds at its Payment Office. All payments of principal and interest with respect to the Multicurrency Syndicated Loans shall be made in the Currency in which the related Borrowing was made.

          (b) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (c) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of (x) the United States, (y) the jurisdiction in which such Lender is organized, or (z) the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If Borrower or other Person is required by applicable law to make any deduction or withholding of any Tax, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

          (c) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; PROVIDED, HOWEVER, that no Lender shall be required to furnish a form under this paragraph (c) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.

          (d) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (b) hereof.

          (e) Subject to Section 3.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (f) All computations of interest and fees shall be made on the basis of a year of 360 days (or in the case of pounds sterling, 365/366 days) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Euro Advances and Transaction Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          (g) Payment by Borrower to the Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders.

          SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate or Adjusted Special LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate or Adjusted Special LIBO Rate, as the case may be, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding as Adjusted Special LIBO Rate or Euro Advances as the case may be, shall be suspended, and such affected Eurodollar Advances shall bear the same interest as Base Rate Advances.

          SECTION 3.09.  ILLEGALITY.

          (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time (i) that the making or continuance of any Euro Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or (ii) that there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it unlawful or impossible for any Lender to make Loans denominated in any Currency to Borrower as contemplated by this Agreement, then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, Borrower's right to request and such Lender's obligation to fund its portion of Euro Advances, as the case may be, (limited in the case of (a)(ii) to the affected Currency or Currencies) shall be immediately suspended, whereupon any request for an Euro Advance, shall, as to such Lender only, (A) if such Loan is not a Multicurrency Syndicated Loan, be deemed to have been a request for a Base Rate Advance and (B) if such Loan is a Multicurrency Syndicated Loan, be deemed to have been withdrawn unless and until such Lender shall advise the Agent that the circumstances giving rise to such suspension no longer exist. In addition, such Lender may require that all outstanding Eurodollar Loans or Multicurrency Syndicated Loans (in the affected Currency or Currencies) as the case may be, made by it be (A) if such Loan is not a Multicurrency Syndicated Loan, converted to a Base Rate Advance, and (B) if such Loan is a Multicurrency Syndicated Loan, repaid immediately, in which case all such Multicurrency Syndicated Loans (in the affected Currency or Currencies) shall be required to be repaid in full by Borrower as of the effective date of the notice as provided in subsection (c) below; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 3.09(b).

          (c) For purposes of this Section 3.09, a notice to Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable thereto and in all other cases, such notice shall be effective on the date of receipt by Borrower.

          SECTION 3.10  INCREASED COSTS.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued or made after the date hereof, from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or a similar governmental authority in the county of any Currency), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a Fixed Rate Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the Fixed Rate Advance), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Lender shall advise either Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, (x) deposits in the relevant amount in the relevant Currency and for the relevant Interest Period are no longer available to such Lender, or (y) the Adjusted LIBO Rate, the Adjusted Special LIBO Rate, as the case may be, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its portion of a Fixed Rate Advance, then, and in any such event:

          (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

          (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding as a Eurodollar Advances or Multicurrency Syndicated Borrowings in the relevant Currency or Currencies, as the case may be, shall be immediately suspended until such Lender advises the Agent that the reasons for such suspension no longer exist; and

          (iii) such Lender shall make a Loan as part of the requested Borrowing consisting of a Eurodollar Advance, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing and any requested Borrowing consisting of Multicurrency Syndicated Advances shall be deemed to have been rescinded; PROVIDED HOWEVER, in the event that any Lender determines with respect to a Multicurrency Syndicated Advance that while the Adjusted LIBO Rate will not adequately and fairly reflect the costs of such Lender but the Adjusted Special LIBO Rate would adequately and fairly reflect such costs, then such Lender's portion of such requested Borrowing shall bear interest based upon the Adjusted Special LIBO Rate, if available.

          SECTION 3.11.  LENDING OFFICES.

          Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of Fixed Rate Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

          SECTION 3.12. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower, with a copy to Agent, (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of Fixed Rate Advances, and any amounts required to be paid by any Lender as a result of currency fluctuations of Currencies borrowed by it to make or carry Multicurrency Syndicated Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Currencies and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to Borrower does not occur on the date specified therefor in a notice given by Borrower to Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Fixed Rate Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

          SECTION 3.13. FAILURE TO PAY IN APPROPRIATE CURRENCY. If Borrower is unable for any reason to effect payment of a Multicurrency Syndicated Loan in the appropriate Currency as required by Section 3.07(a) or if Borrower shall default in the payment when due of any payment in the appropriate Currency, the Lenders may, at their option, require such payment to be made to the Agent in the Dollar Equivalent of such Currency at the Agent's Payment Office specified for payments of Loans in Dollars. In any such case, Borrower agrees to hold any Lender harmless from any loss incurred by such Lender arising from any change in the value of Dollars in relation to such Currency between the date such payment became due and the date of payment thereof.

          SECTION 3.14. ASSUMPTIONS CONCERNING FUNDING OF FIXED RATE ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its portions of relevant Fixed Rate Advances through the purchase of deposits in the relevant market and Currency, as the case may be, bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of its portions of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of Multicurrency Syndicated Advances, through the transfer of such Multicurrency Syndicated Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED HOWEVER, that each Lender may fund its portions of each of the Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

          SECTION 3.15. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans, facility fees, commitment fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its primary address set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

          SECTION 3.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section
3.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          SECTION 3.17. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

     SECTION 3.18. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors of their Guaranty Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors in accordance with the provisions hereof.

     SECTION 3.19. APPLICATION OF LOAN PROCEEDS TO MATURING LOANS. Notwithstanding the provisions of this Agreement requiring the Lenders to make available proceeds of their respective Loans to the Agent, in connection with the Borrowing of Domestic Revolving Loans and Multicurrency Syndicated Loans, to the extent that a Loan previously made by a Lender matures on the date of any such Borrowing of a requested Loan, such Lender shall apply that portion of the proceeds of the Loan it is then making sufficient to effect the repayment of principal of the maturing Loan owing to it, with any excess proceeds to be made available to Borrower as contemplated herein.

                               ARTICLE IV.

                        CONDITIONS TO BORROWINGS

     The obligation of each Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

     SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL ADVANCE. On the Closing Date, all obligations of Borrower hereunder incurred prior to such date (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent, the Lenders and their Affiliates as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

          (a)  the duly executed counterparts of this Agreement;

          (b)  the duly completed Notes;

          (c)  the Guaranty Agreement and Contribution Agreement;

          (d) a duly executed certificate of Borrower in substantially the form of EXHIBIT F attached hereto and appropriately completed;

          (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable
     (i) the execution, delivery and performance of the Credit Documents, and
     (ii) the granting of the pledges and security interests granted pursuant to the Pledge Agreements;

          (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
     (ii) the bylaws or comparable governing documents of such entities;

          (g) certified copies of the certificate or articles of incorporation of each Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

          (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (i) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on SCHEDULE 7.01, in any single case in an amount not less than $1,000,000 (or the Dollar Equivalent thereof);

          (j) a summary, set forth in format and detail acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

          (k) the favorable opinion of Gardere & Wynne, L.L.P., United States counsel to the Credit Parties, substantially in the form of EXHIBIT G, in each case addressed to the Agents and each of the Lenders, and covering such other matters as either Agent or any Lender may reasonably request;

          (l) a duly executed pay-off letter with respect to the Existing Credit Agreement, in form and substance satisfactory to the Agent, and all terminations, releases and other documents necessary to release all existing Liens securing the Indebtedness outstanding pursuant to the Existing Credit Agreement (or an undertaking to provide such releases within thirty days after the Closing Date); and

          (m) certified copies of all material agreements of the Consolidated Companies (other than documents relating to Indebtedness of the Consolidated Companies delivered above or included as an exhibit to Borrower's Registration Statement on Form S-1 on file with the Securities and Exchange Commission) including without limitation, the Master Distributorship Agreements.

In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Agent, as of the time the initial Advance hereunder:

          (n) the Loans to be made on the Closing Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

          (o) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders.

     SECTION 4.02. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a)  there shall exist no Default or Event of Default;

          (b) all representations and warranties by Borrower contained herein (other than those made only as of a specified date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

          (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

          (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

          (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

          (f) The Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent, including, without limitation, with respect to all Loans made as long as the Foreign Subsidiary Lines of Credit are outstanding, a certificate from the Borrower as to the outstanding amount thereunder as of the date of Borrowing hereunder.

     Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied.

                                 ARTICLE V.

                      REPRESENTATIONS AND WARRANTIES

     Borrower (as to itself and all of its Subsidiaries) represents and warrants as follows:

     SECTION 5.01. ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business,
(ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and
(iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause
(ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on SCHEDULE 5.01.

     SECTION 5.02. ORGANIZATIONAL POWER; AUTHORIZATION. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than
(i) such consents, authorizations or filings which have been made or obtained, and (ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the Security Documents.

     SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

     SECTION 5.05.  NO MATERIAL LITIGATION.  Except as set forth on SCHEDULE
5.05 or in any notice furnished to the Lenders pursuant to Section 6.07(i) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

     SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

     SECTION 5.08.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $1,000,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on
SCHEDULE 5.08(a)), except as set forth on SCHEDULE 5.08(a) or in any notice furnished to the Lenders pursuant to Section 6.07(j) at or prior to the respective times the representations and warranties set forth in this
Section 5.08(a) are made or deemed to be made hereunder.

     (b) Except as set forth on SCHEDULE 5.08(b) or in any notice furnished to the Lenders pursuant to Section 6.07(j) at or prior to the respective times the representations and warranties set forth in this Section 5.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $1,000,000, either individually or in the aggregate (including any such penalties, fines, claims or liabilities relating to the matters set forth on
SCHEDULE 5.08(a)).

     (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

     SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

     SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

     SECTION 5.11. NO BURDENSOME RESTRICTIONS.  Except as set forth on
SCHEDULE 5.11 or in any notice furnished to the Lenders pursuant to Section 6.07(p) at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.12. TAXES. Except as set forth on SCHEDULE 5.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $1,000,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

     SECTION 5.13. SUBSIDIARIES. Except as disclosed on SCHEDULE 5.01, on the date of this Agreement, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on
SCHEDULE 5.01 or in any notice furnished pursuant to Section 6.07(q) at or prior to the respective times the representations and warranties set forth in this Section 5.13 are made or deemed to be made hereunder, Borrower has no Subsidiaries.

     SECTION 5.14. FINANCIAL STATEMENTS. The Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies as at June 30, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the nine-month period then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheets of the Consolidated Companies as at the end of the first and second fiscal quarters of 1997, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the periods then ended, setting forth in each case in comparative form the figures for the previous fiscal year and corresponding fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. As of the Closing Date, except as set forth on SCHEDULE 5.14 hereto, such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since June 30, 1997, there have been no changes with respect to such Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.15. ERISA. Except as disclosed on SCHEDULE 5.15 or in any notice furnished to the Lenders pursuant to Section 6.07(k) at or prior to the respective times the representations and warranties set forth in this
Section 5.15 are made or deemed to be made hereunder:

     (a)(1) IDENTIFICATION OF PLANS. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

        (2) COMPLIANCE. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

        (3) LIABILITIES. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

        (4) FUNDING. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

          (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

     SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on SCHEDULE 5.16 or in any notice furnished to the Lenders pursuant to
Section 6.07(p) at or prior to the respective times the representations and warranties set forth in this Section 5.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

     SECTION 5.17. OWNERSHIP OF PROPERTY. Except as set forth on SCHEDULE 5.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses
(i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of June 30, 1997, referred to in
Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

     SECTION 5.18. INDEBTEDNESS. As of the Closing Date, except as set forth on SCHEDULE 7.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $500,000 in any single case, and such Indebtedness and commitments for amounts less than $500,000 do not exceed $1,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

     SECTION 5.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Multicurrency Syndicated Loans, and Domestic Revolving Loans as provided in Article II (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this
Section 5.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 5.20. LABOR MATTERS. Except as set forth in SCHEDULE 5.20 or in any notice furnished to the Lenders pursuant to Section 6.07(p) at or prior to the respective times the representations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.21.  PAYMENT OR DIVIDEND RESTRICTIONS.  Except as set forth in
Section 7.10 or described on SCHEDULE 5.21, none of the Consolidated Companies is party to or subject to any agreement or understanding (other than restrictions arising under applicable law) restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

     SECTION 5.22. CAPITAL STOCK. All capital stock, debentures, bonds, notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue

Sky" laws of all applicable states and all federal securities laws, except to the extent any failure with respect thereto would not reasonably be expected to have a Materially Adverse Effect. All warrants, voting trusts, shareholders agreements and similar arrangements known to Borrower with respect to its outstanding capital stock are listed on SCHEDULE 5.22 attached hereto. All issued shares of the capital stock of each Subsidiary of the Borrower which is owned by the Borrower or one of its Subsidiaries, is owned free and clear of any Lien or adverse claim, other than Liens on the Pledged Stock in favor of the Collateral Agent.

     SECTION 5.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this
Section 5.23 are made or deemed to be made hereunder, there is no fact known to Borrower which is specific to the Consolidated Companies (and not general economic conditions or factors applicable to the industries in which the Consolidated Companies are engaged) which has had, or is reasonably expected to have, a Materially Adverse Effect.

                                   ARTICLE VI.

                             AFFIRMATIVE COVENANTS

     So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

     SECITON 6.01. ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

     SECITON 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in
Section 5.08(a) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $1,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which, if unpaid, could reasonably be expected to become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

     SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Borrower in conformity with GAAP.

     SECTION 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of any Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Agent or Lender may reasonably request after reasonable prior notice to Borrower; PROVIDED, HOWEVER, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required. To the extent that any Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the Agent or Lender in writing by Borrower as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Agent or Lender may, subject to Section 10.06(e), make disclosure to any assignee or participant which has been notified of this confidentiality obligation and agreed in writing to observe and comply therewith, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; PROVIDED, THAT, unless prohibited by applicable law or court order, such Agent or Lender shall notify Borrower as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Agent or Lender by any governmental agency) for disclosure of any such non-public information; PROVIDED, HOWEVER, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Agent or Lender not otherwise permitted herein.

     SECTION 6.06.  INSURANCE; MAINTENANCE OF PROPERTIES.

     (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its

Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; PROVIDED, HOWEVER, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Agent, be excessive.

     (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

     SECTION 6.07.  REPORTING COVENANTS.  Furnish to each Lender:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of a member of Senior Management of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 6.08 and Sections 7.01 through 7.05;

          (d) DOLLAR EQUIVALENT CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of a member of Senior Management of Borrower setting forth the amount of each advance outstanding pursuant to any Foreign Subsidiary Line of Credit as of the date of such financial statements;

          (e) AUDITOR'S CERTIFICATE. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, nothing has come to their attention indicating that any of the information set forth in the officer's certificate delivered in connection therewith is incorrect;

          (f) ANNUAL BUDGET. Within 120 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and cash flows for such fiscal year for the Consolidated Companies presented on a consolidated basis;

          (g) NOTICE OF DEFAULT. Promptly after any officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of a member of Senior Management of Borrower specifying the nature thereof and the proposed response thereto;

          (h) INFORMATION REGARDING ACQUISITIONS. In connection with any proposed Acquisition by a Consolidated Company, three years of historical audited financial statements of the target of such Acquisition, together with pro forma consolidated and consolidating financial statements of the Borrower after giving pro forma effect to such Acquisition and certifying that no Default or Event of Default shall exist hereunder after giving effect thereto, together with such other information as any Lender, through the Agent may reasonably request;

          (i) LITIGATION. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (j) ENVIRONMENTAL NOTICES. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

          (k) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

               (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
     4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Consolidated Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (iv) Promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

          (l) LIENS. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
     Section 7.02;

          (m) DOMESTICATION OF SUBSIDIARIES. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

          (n) PUBLIC FILINGS, ETC. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

          (o) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

          (p) BURDENSOME RESTRICTIONS, ETC. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11,
     (ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could reasonably be expected to have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.20;

          (q) NEW SUBSIDIARIES. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

          (r) INTERCOMPANY ASSET TRANSFERS. Promptly upon the occurrence thereof, notice of the transfer of title to any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $2,000,000.

          (s) ASSET SALES. At any time that the aggregate amount of Asset Sales (other than intercompany asset transfers among Consolidated Companies) made by the Consolidated Companies after the Closing Date exceeds $2,000,000 (based on the Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $1,000,000 or more; and

          (t) OTHER INFORMATION. With reasonable promptness, such other information about the Consolidated Companies as any Agent or Lender may reasonably request from time to time.

          SECTION 6.08.  FINANCIAL COVENANTS.

          (a) LEVERAGE RATIO. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Leverage Ratio of no greater than fifty percent (50%).

          (b) ADJUSTED FUNDED DEBT/EBITDA. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Adjusted Funded Debt/EBITDA Ratio of no greater than 2.50:1.00.

          (c) FIXED CHARGE COVERAGE. Maintain as of the last day of each fiscal quarter of Borrower, a minimum Fixed Charge Coverage Ratio of no less than 2.00:1.00.

          (d) CONSOLIDATED NET WORTH. Maintain as of the Closing Date and as of the last day of each fiscal quarter of Borrower thereafter, a Consolidated Net Worth equal to or greater than the Minimum Compliance Level. The "Minimum Compliance Level" shall, as of any date of determination, equal to the sum of (x) $45,000,000, PLUS (y) an additional amount calculated as of the last day of each fiscal year of Borrower, commencing with the fiscal year ending September 30, 1998, equal to 50% of the Consolidated Net Income for such fiscal year of Borrower then ending, PLUS (z) the net proceeds of any equity offering consummated by any Consolidated Company since the last date of the determination of the Minimum Compliance Level; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any fiscal year, Consolidated Net Income shall be deemed to be $0, and further provided that amounts calculated pursuant to clauses (y) and (z) above shall be permanent increases in the Minimum Compliance Level so that in no event shall the Minimum Compliance Level at any date of determination be less than the amount required at any preceding date of determination.

          (e) THIRD FISCAL QUARTER CALCULATIONS. SCHEDULE 6.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (d) of this Section 6.08 calculated as of the end of the third fiscal quarter of Borrower's 1997 fiscal year.

          SECTION 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.01(b), (c), (d), (e), (f),
(h), (i), (j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or any other event requiring or permitting the holders thereof to require the immediate repayment, redemption or defeasance thereof.

          SECTION 6.10.  ADDITIONAL CREDIT PARTIES AND COLLATERAL.

          (a) Within sixty (60) days after the Closing Date, deliver to the Collateral Agent, for the benefit of the Lenders, duly executed Pledge Agreements with respect to the Pledged Stock, together with such certificates as may evidence such Pledged Stock, with appropriate stock powers and endorsements, together with such opinions, officer's certificates and other evidence as to the enforceability and priority of the Liens, all in form and substance satisfactory to the Collateral Agent.

          (b) Promptly after (i) the formation or acquisition of any Subsidiary not listed on SCHEDULE 5.01, (ii) the domestication of any Foreign Subsidiary that is a Subsidiary, or (iii) the occurrence of any other event creating a new Subsidiary, Borrower shall execute and deliver, and cause to be executed and delivered (x) a Pledge Agreement with respect to 65% of the capital stock of such Subsidiary if it is a Foreign Subsidiary directly owned by Borrower or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, and (y) a Guaranty Agreement from each such Subsidiary that is not a Foreign Subsidiary, together with related documents of the kind described in Section 4.01(d), (e), (f), (g), (h), and
(k), all in form and substance satisfactory to the Agent.

                                  ARTICLE VII.

                              NEGATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

          SECTION 7.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

          (a)  Indebtedness under this Agreement and the Guaranty Agreement;

          (b)  Indebtedness outstanding on the Closing Date and described on
     SCHEDULE 7.01;

          (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 7.02(b);

          (d)  Indebtedness outstanding pursuant to the Master
     Distributorship Agreements and owing to third parties in an aggregate principal amount at any one time outstanding not to exceed $5,000,000;

          (e) Indebtedness incurred by the Foreign Subsidiaries pursuant to the Foreign Subsidiary Lines of Credit; PROVIDED THAT, the Dollar Equivalent of the aggregate outstanding amounts thereunder does not exceed $20,000,000 and PROVIDED FURTHER that no such Indebtedness shall be permitted to be outstanding at any time after the earlier to occur of (x) the date which is ninety (90) days after the Closing Date, and (y) the date on which this Agreement is amended to allow for Borrower's Foreign Subsidiaries to borrow hereunder;

          (f) Subordinated Debt of Borrower in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

          (g) the Intercompany Loans described on SCHEDULE 7.01 and any other loans between Consolidated Companies provided that (i) each loan or other extension of credit made by a Credit Party to another Consolidated Company that is not a Credit Party hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company, (ii) each loan or other extension of credit made to a Credit Party by another Consolidated Company that is not a Credit Party hereunder shall be made on a subordinated basis pursuant to the terms of the Foreign Subsidiary Subordination Agreement, and (iii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 7.04(c); provided that, Intercompany Loans described in clause (ii) shall be permitted prior to the execution of the Foreign Subsidiary Subordination Agreement for a period of sixty (60) days after the Closing Date as long as such Intercompany Loans do not exceed $5,000,000 in the aggregate amount at any one time outstanding;

          (h) Indebtedness under Currency Contracts and Interest Rate Contracts entered into in the ordinary course of business consistent with past practices;

          (i) Guaranties secured by Liens described in Section 7.02(j); provided that such Guaranties do not at any one time outstanding exceed $5,000,000;

          (j) Guaranties incurred in the ordinary course of business of the Consolidated Companies; PROVIDED THAT, after giving effect to such Guaranty, the Borrower will be in compliance with Section 6.08(a) hereof on a pro forma basis; and

          (k) other Indebtedness not to exceed $1,000,000 at any one time outstanding.

          SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a)  Liens existing on the date hereof disclosed on SCHEDULE 7.02;

          (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property, PROVIDED that such Lien does not extend to any other property, and PROVIDED FURTHER that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed ten percent (10%) of the Consolidated Net Worth of Borrower;

          (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (g) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by Borrower or any Subsidiary at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be issued more than 180 days after the later of the acquisition or construction of the property subject to the Lien;

          (h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by Borrower or any Subsidiary;

          (i) Liens on property at the time Borrower or a Subsidiary acquires the property including any acquisition by means of a merger or consolidation with or into Borrower or a Subsidiary; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by Borrower or any Subsidiary;

          (j) (i) Liens securing payment of Lease Receivables that have been sold and assigned by Borrower or that are payable under Leases that have been sold and assigned by Borrower, PROVIDED that such Liens shall only encumber the equipment that is the subject of such Lease and any rights retained by Borrower in and to such Leases; (ii) Liens securing payment of lease financing facilities provided by third-party lenders to Lessees, whether or not such lease financing facilities have been guaranteed by a Consolidated Company or are recourse to the credit or other assets of Consolidated Company; and (iii) Liens securing guaranty obligations of a Consolidated Company with respect to Guaranties permitted by Section 7.01(i); PROVIDED that such Liens shall only encumber the equipment which is the subject of the Leases to which Lessees are parties and any rights retained by such Consolidated Companies in and to such Leases;

          (k) Liens in favor of the Collateral Agent securing the Obligations hereunder;

          (l) Liens securing Sales/Leases PROVIDED that such Liens shall only encumber the equipment which is the subject of the Leases to which Lessees are parties and any rights retained by such Consolidated Companies in and to such Leases; and

          (m)  Liens securing other Indebtedness not to exceed $1,000,000.

          SECTION 7.03. MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with any other Person, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; PROVIDED, HOWEVER, that the foregoing restrictions shall not be applicable to:

          (a) (i) mergers or consolidations of (x) any Subsidiary with any other Subsidiary which is a Guarantor, (y) any Subsidiary with Borrower, as long as Borrower is the surviving corporation, or (z) any Foreign Subsidiary with another Foreign Subsidiary; or (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses permitted by Section 7.07 of this Agreement where the surviving corporation is a wholly-owned Subsidiary of Borrower (or merged into Borrower) and such Acquisition is in compliance with subsection (c) hereof;

          (b) (i) Asset Sales where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), (x) the Asset Value of Asset Sales occurring after the Closing Date, taking into account the Asset Value of the proposed Asset Sale, would not exceed 10% of Consolidated Net Worth, as calculated as of the most recently ended quarter of Borrower, and (y) the assets subject to such Asset Sale have not accounted for more than 10% of the Consolidated Net Income of the Borrower during the four most recently ended fiscal quarters of Borrower, and (ii) sales of inventory in the ordinary course of business, and

          (c) Acquisitions (x) which have been approved in advance by a majority of the board of directors of the seller, (y) where the information required to be delivered to the Lenders pursuant to Section 6.07(h) has been provided, and (z) which are in compliance with the terms of Section 7.07, where the total consideration to be paid by the Consolidated Companies does not exceed (1) with respect to any Acquisition or related series of Acquisitions, 40% of the Consolidated Net Worth of Borrower, as calculated as of the last day of the most recently ended fiscal quarter of Borrower and (2) with respect to all Acquisitions made during such fiscal quarter and the most recent three fiscal quarters of Borrower, an amount equal to 1.75 times the Consolidated EBITDA for the most recently ended four fiscal quarters of Borrower;

PROVIDED, HOWEVER, that no transaction pursuant to subsections (a), (b)(i) or
(c) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

          SECTION 7.04. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

          (a) Investments in Subsidiaries that are Guarantors under this Agreement;

          (b) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an Acquisition permitted pursuant to Section 7.03;

          (c) Investments in Subsidiaries, other than those Subsidiaries that are Guarantors under this Agreement, made after the Closing Date, in an aggregate amount at any one time outstanding not to exceed $20,000,000 unless otherwise consented to in writing by the Required Lenders; PROVIDED, HOWEVER, that no Investment may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment and provided further, that the amount of permitted Investments pursuant to this subsection (c) shall be reduced by the Dollar Equivalent of the outstanding principal amount under the Foreign Subsidiary Lines of Credit;

          (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

          (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

          (f) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (g)  Investments made by Plans and Foreign Plans;

          (h) Advances to officers and employees in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $1,000,000; and

          (i) Investments (other than those permitted by paragraphs (a) through (h) above) in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

          SECTION 7.05. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          SECTION 7.06. TRANSACTIONS WITH AFFILIATES. Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          SECTION 7.07. CHANGES IN BUSINESS. Engage in any business other than (a) the businesses in which they are engaged on the Closing Date, (b) the design, manufacture, sale, rental, lease and distribution of lighting and sound systems for the entertainment and architectural industry and the provision of services related thereto, and (c) other businesses, subject to the approval of the Required Lenders (such approval not to be unreasonably withheld), which are reasonably related to, or constitute extensions or expansions of, the businesses described in clauses (a) and (b) preceding.

          SECTION 7.08. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law),
(iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

          SECTION 7.09. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 7.02,
(ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 7.02(b) or 7.02(g) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (ii) Subordinated Debt permitted pursuant to Section 7.01(f) and (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

          SECTION 7.10. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or any restriction arising under applicable law.

          SECTION 7.11. CHANGE IN FISCAL YEAR. Change the calculation of the fiscal year of any of the Consolidated Companies.

          SECTION 7.12. AMENDMENT OF MASTER DISTRIBUTORSHIP AGREEMENTS. Amend or modify the terms of any Master Distributorship Agreement in any manner which could reasonable be expected to have a Materially Adverse Effect; provided that nothing set forth herein shall be deemed to restrict the ability of the Borrower to cancel or terminate a Master Distributorship Agreement in accordance with the terms thereof if such cancellation or termination is deemed by Borrower to be in the best interests of the Consolidated Companies.

                                 ARTICLE VIII.

                               EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

          SECTION 8.01. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five
(5) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

          SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.07(g) or
6.08 or shall fail to observe or perform any covenant or agreement contained in Section 6.10 or Article VII and, if capable of being remedied, such failure shall remain unremedied for 5 days after the earlier of (i) any member of Senior Management of Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or Lender;

          SECTION 8.03. OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) any member of Senior Management of Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or Lender;

          SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower, or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

          SECTION 8.05.  NON-PAYMENTS OF OTHER INDEBTEDNESS.  Any
Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 (or the equivalent in any Currency) in the aggregate;

          SECITON 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness or Synthetic Lease Obligations exceeding $5,000,000 (or the equivalent in any currency) in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness or Synthetic Lease Obligations; or any such Indebtedness or Synthetic Lease Obligations shall be required to be prepaid, redeemed or defeased (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

          SECTION 8.07. BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 90 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

          SECTION 8.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

          (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

          (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

          (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

          (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

          SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 (or the equivalent in any currency) or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          SECTION 8.10. OWNERSHIP OF CREDIT PARTIES. If any Credit Party (other than Borrower) shall at any time fail to be a wholly owned Subsidiary of Borrower, either directly or indirectly through another wholly owned Subsidiary of Borrower, except where all outstanding Intercompany Loans made to Borrower have been paid in full;

          SECTION 8.11. CHANGE IN CONTROL OF BORROWER. Any Change in Control shall occur or exist;

          SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

          SECTION 8.13. DEFAULT UNDER INTEREST RATE CONTRACT OR CURRENCY CONTRACT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of any Interest Rate Contract or Currency Contract (excluding any termination or cancellation effected at the option of Borrower in the exercise of Borrower's business judgment or any other termination or cancellation of such Interest Rate Contract or Currency Contract not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $5,000,000 (or the equivalent in any currency) in the aggregate;

          SECTION 8.14. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed within 90 days of the same being made;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; PROVIDED, that, if an Event of Default specified in SECTION 8.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Security Documents, any other Credit Document or otherwise available at law or in equity.

                                   ARTICLE IX.

                            THE AGENTS AND CO-AGENT

          SECTION 9.01. APPOINTMENT OF AGENT. Each Lender hereby designates STBA as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

          SECTION 9.02.  APPOINTMENT OF COLLATERAL AGENT.

          (a) The Agent and each Lender hereby designates STBA as Collateral Agent and hereby authorizes the Collateral Agent to enter into each of the
Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Agent and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; PROVIDED, HOWEVER, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; PROVIDED, FURTHER, that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent,
(a) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (b) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

          SECTION 9.03. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

          SECTION 9.04.  LACK OF RELIANCE ON THE AGENTS.

          (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or at any time or times thereafter.

          (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement, the Pledge Agreements or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement, the Pledge Agreements or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; PROVIDED, HOWEVER, to the extent the Agent have been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 8.07, the Agent shall deliver or cause to be delivered such information to such Lender.

          SECTION 9.05. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders or the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Required Lenders where required by the terms of this Agreement.

          SECTION 9.06. RELIANCE BY AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit

Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 9.07. INDEMNIFICATION OF AGENTS. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Agent, ratably according to the respective principal amounts of the Loans outstanding by each Lender (or if no amounts are outstanding, ratably in accordance with the Commitments), and (ii) the Collateral Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; PROVIDED that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

     SECTION 9.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     SECTION 9.09. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     SECTION 9.10.  SUCCESSOR AGENTS.

     (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; PROVIDED, HOWEVER, the Agent may not resign or be removed except where the Collateral Agent is also resigning or being removed and a successor Agent and Collateral Agent has been appointed under this Agreement and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to Borrower, to appoint a successor Agent which successor shall be approved by the Borrower, such approval not to be unreasonably withheld; provided that, Borrower shall not have the right to approve any successor Agent during the continuance of an Event of Default. If no successor Agent shall have been so appointed by the Required Lenders and approved by the Borrower, if required, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to Borrower, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

     (b) Upon the acceptance of any appointment as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     SECTION 9.11. APPOINTMENT OF CO-AGENT. Each of Lenders hereby designates Brown Brothers Harriman & Co. as the Co-Agent for the Lenders hereunder and acknowledges that the Co-Agent shall have no duties under this Agreement whatsoever but shall be entitled to all protections afforded the Agent under this Article IX, which protection shall also extend to each partner of the Co-Agent.

                                ARTICLE X

                              MISCELLANEOUS

     SECTION 10.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agents and Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; PROVIDED that notices to the Agents shall not be effective until received.

     SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or, in the case of any amendment or waiver of Section 4.02, all the Lenders) do any of the following: (i) waive any of the conditions specified in Sections 4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder,
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder,
(vi) agree to release any of the Pledged Stock from the Lien of the Security Documents or to release any Guarantor from its obligations under any Guaranty Agreement (PROVIDED, that no agreement to any such release shall be required from any Lenders in connection with a sale of Pledged Stock that is made at a time when Borrower has satisfied the requirements set forth in Section 7.03(b) with respect to such sale), or (vii) amend this Section 10.02 or Section
10.06. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent or the Collateral Agent, as the case may be, under this Agreement or under any other Credit Document.

     SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agents, the Collateral Agent, any Lender or any holder of a
Note in exercising any right or remedy hereunder or any other Credit Document, and no course of dealing between any Credit Party and the Agent, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

     SECTION 10.04.  PAYMENT OF EXPENSES, ETC.  Borrower shall:

          (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), subject, in each case, to any limitations on fees and expenses as shall be agreed upon in writing by the Agents and the Borrower) and in the case of enforcement of this Agreement or any Credit Document during the continuance of an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), for any of the Lenders;

          (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

          (iii) indemnify each Agent, the Co-Agent and each Lender, and their respective officers, partners, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes or the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct; and

          (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower owned or controlled by the Lenders, the Collateral Agent, or their nominees or designees, as a result of their acquisition of Pledged Stock pursuant to exercise of remedies under the Pledge Agreements or the exercise of voting rights thereunder or to the extent arising out of the gross negligence or willful misconduct of the Indemnitee).

     If and to the extent that the obligations of Borrower under this Section
     10.04 are unenforceable for any reason, Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, during the continuance of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

     SECTION 10.06  BENEFIT OF AGREEMENT.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

     (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; PROVIDED, HOWEVER, that (i) the Agent and Borrower must give their prior written consent to such assignment (such consent not to be unreasonably withheld) unless an Event of Default has occurred and is continuing in which case no consent of Borrower shall be required, (ii) the aggregate amount of the Commitment of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agents) shall not be less than

$5,000,000, (iii) the assigning Lender retains after the consummation of such assignment a minimum aggregate amount of Commitment of $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $3,000; PROVIDED, FURTHER, that in the case of any assignment made (x) where such assigning Lender is assigning the entire amount of its Commitments hereunder, or (y) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clause
(x) or (y), the minimum amounts specified in clauses (ii) and (iii) in this sentence shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

     (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), PROVIDED, HOWEVER, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments (after giving effect to any permitted assignment hereof), except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (v) Borrower and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans, and to approve any amendment, modification or waiver of any provisions of this Agreement and the other Credit Documents; provided that, any such participant may be given the right to approve any amendment, modification or waiver which would require the approval of all of the Lenders pursuant to Section 10.02.

     (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company; PROVIDED that, prior to any such disclosure of information designated by Borrower as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 6.05.

     (f) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to
Section 3.10 or 3.17 hereof, or (iii) the ability to borrow in any Currency shall be suspended due to any Lender's inability to lend in such Currency, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of
Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Master Syndicated Loan Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

     (g) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release the Lender from any of its obligations hereunder.

     SECTION 10.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     (c) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 10.10. SURVIVAL. The obligations of Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 3.17, 10.04 and 10.15 hereof shall survive the payment in full of the Notes after the Revolver/Multicurrency Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder and the execution and delivery of the Notes.

     SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

     SECTION 10.15.  JUDGMENT CURRENCY.

     (a) The Credit Parties' obligations hereunder and the other Credit Documents to make payments in a particular Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Agents the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     SECTION 10.16. DOLLAR EQUIVALENT COMPUTATIONS. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to U.S. Dollars of foreign currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

ADDRESS FOR NOTICES:                   VARI-LITE INTERNATIONAL, INC.

201 Regal Row
Dallas, Texas 75247                    By: /s/ Michael P. Herman
Attention: Michael P. Herman              ------------------------------------
                                          Michael P. Herman
                                          Vice President of Finance/Secretary

Telecopy No.: (214) 630-1963












                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:                   SUNTRUST BANK, ATLANTA,
                                       AS AGENT AND COLLATERAL AGENT
25 Park Place, N.E.
23rd Floor
Atlanta, GA 30303
Attention: John Fields                 By: /s/ F. McClennan Deaver, III
                                          -----------------------------------
                                          Name: F. McClennan Deaver, III
                                          Title: Group Vice President

                                       By: /s/ John A. Fields, Jr.
Telecopy No.: 404/588-8833                ------------------------------------
                                          Name: John A. Fields, Jr.
                                          Title: Vice President

PAYMENT OFFICE FOR DOMESTIC SYNDICATED BORROWINGS:

25 Park Place, N.E.
Atlanta, GA 30303








                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:         PER PRO   BROWN BROTHERS HARRIMAN & CO.,
                                       AS CO-AGENT
59 Wall Street
New York, NY 10005
Attention: Chief Credit Officer        By: /s/ Richard J. Ragoza
                                          ------------------------------------
                                          Richard J. Ragoza
                                          Manager
Telecopy No.: 212/493-5512














                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:                   SUNTRUST BANK, ATLANTA

25 Park Place
23rd Floor
Atlanta, GA 30303
Attention: John Fields                 By: /s/ F. McClennan Deaver, III
                                          ------------------------------------
                                          Name: F. McClennan Deaver, III
                                          Title: Group Vice President

                                       By: /s/ John A. Fields, Jr.
Telecopy No.: 404/588-8833                ------------------------------------
                                          Name: John A. Fields, Jr.
                                          Title: Vice President

DOMESTIC LENDING OFFICE:

One Park Place, N.E.
Atlanta, GA 30303


EUROCURRENCY LENDING OFFICE:

One Park Place, N.E.
Atlanta, Georgia 30303




MASTER SYNDICATED LOAN COMMITMENT: $12,500,000

MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT: $5,000,000

PRO RATA SHARE: 25%



                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:         PER PRO   BROWN BROTHERS HARRIMAN & CO.

59 Wall Street
New York, NY 10005
Attention: Chief Credit Officer        By: /s/ Richard J. Ragoza
                                          -----------------------------------
                                          Richard J. Ragoza
                                          Manager
Telecopy No.: 212/493-5512

DOMESTIC LENDING OFFICE:

59 Wall Street
New York, NY 10005


EUROCURRENCY LENDING OFFICE:

59 Wall Street
New York, NY 10005


MASTER SYNDICATED LOAN COMMITMENT: $10,000,000

MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT: $4,000,000

PRO RATA SHARE: 20%



                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:                   TEXAS COMMERCE BANK NATIONAL

545 East Carpenter Fwy.
Irving, TX 75062
Attention: Bruce Bradford              By: /s/ Bruce Bradford
                                          ------------------------------------
                                          Name: Bruce Bradford
                                          Title: Vice President
Telecopy No.: 972/869-6054


DOMESTIC LENDING OFFICE:



EUROCURRENCY LENDING OFFICE:



MASTER SYNDICATED LOAN COMMITMENT: $9,500,000

MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT: $3,800,000

PRO RATA SHARE: 19%








                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:                   COMERICA BANK - TEXAS

8828 Stemmons Freeway
Suite 441, Mail Code 6525
Dallas, TX 75247
Attention: David Terry                 By: /s/ G. Christopher Jones
                                          ------------------------------------
                                          G. Christopher Jones
                                          Vice President/Group Manager

Telecopy No.: 214/841-4419


DOMESTIC LENDING OFFICE:

1601 Elm Street
Dallas, TX 75201


EUROCURRENCY LENDING OFFICE:

Comerica Bank - Grand Cayman


MASTER SYNDICATED LOAN COMMITMENT: $9,000,000

MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT: $3,600,000

PRO RATA SHARE: 18%






                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADDRESS FOR NOTICES:                   THE FIRST NATIONAL BANK OF
                                       CHICAGO
1 First National Plaza
Mail Suite 0162, 16th Floor
Chicago, IL 60670
Attention: Bob O'Connell               By: /s/ Robert E. O'Connell
                                          -----------------------------------
                                          Name: Robert E. O'Connell
                                          Title: Authorized Agent

Telecopy No.: 312/732-6222



DOMESTIC LENDING OFFICE:



EUROCURRENCY LENDING OFFICE:




MASTER SYNDICATED LOAN COMMITMENT: $9,000,000

MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT: $3,600,000

PRO RATA SHARE: 18%